Exhibit 99.1

Cadre Holdings Reports First Quarter 2023 Financial Results

Achieved Revenue, Net Income and Adjusted EBITDA Growth; Expanded Gross and Adjusted EBITDA Margins

Reaffirms 2023 Full-Year Guidance

JACKSONVILLE, Fla., May 9, 2023 – Cadre Holdings, Inc. (NYSE: CDRE) ("Cadre" or "the Company"), a global leader in the manufacturing and distribution of safety and survivability equipment for first responders, announced today its consolidated operating results for the three months ended March 31, 2023.

●	Net sales of $111.7 million for the first quarter
●	Gross profit margin of 41.7% for the first quarter
●	Net income of $7.0 million, or $0.19 per diluted share, for the first quarter
●	Adjusted EBITDA of $18.6 million for the first quarter
●	Adjusted EBITDA margin of 16.6% for the first quarter
●	Declared quarterly cash dividend of $0.08 per share in April 2023

“Following a record year of net sales and adjusted EBITDA, our strong first quarter results reflect continued strategic execution and sustained demand for our mission-critical safety and survivability equipment,” said Warren Kanders, CEO and Chairman. “Driven by our entrenched positions in law enforcement, first responder and military markets, as well as our commitment to innovation, we have exceeded our pricing growth target every quarter since going public. In addition to generating year-over-year adjusted EBITDA growth of 31% in the first quarter, we have maintained a focus on margin expansion, as we further implemented our resilient and proven operating model. Notably, gross profit and adjusted EBITDA margins increased 320 and 300 basis points, respectively.”

Mr. Kanders added, “Supported by macro tailwinds related to increasing public safety budgets and favorable industry dynamics, we have reaffirmed our guidance and believe we are ideally positioned to execute strategic objectives focused on accelerating growth and further enhancing our market leadership over the long-term. While the current M&A environment has not allowed for deal making thus far in 2023, we remain confident that attractive opportunities in line with our key criteria will materialize this year. We have a decades-long track record taking a patient and disciplined approach to M&A and will continue to actively evaluate potential transactions, complementing our core organic growth initiatives.”

First Quarter 2023 Operating Results

For the quarter ended March 31, 2023, Cadre generated net sales of $111.7 million, as compared to $104.4 million for the quarter ended March 31, 2022. The increase was mainly driven by recent acquisitions, armor and duty gear products demand, and agency demand for hard goods through our Distribution segment, partially offset by shipment timing for our EOD products.

For the quarter ended March 31, 2023, Cadre generated gross profit of $46.6 million, as compared to $40.2 million for the quarter ended March 31, 2022.

Gross profit margin was 41.7% for the quarter ended March 31, 2023, as compared to 38.5% for the quarter ended March 31, 2022, mainly driven by favorable pricing above material inflation, productivity and product mix.

Net income was $7.0 million for the quarter ended March 31, 2023, as compared to a net loss of $10.2 million for the quarter ended March 31, 2022. The increase resulted primarily from the change in year over year revenue and a decrease in stock-based compensation expense.

Cadre generated $18.6 million of Adjusted EBITDA for the quarter ended March 31, 2023, as compared to $14.2 million for the quarter ended March 31, 2022. Adjusted EBITDA margin was 16.6% for the quarter ended March 31, 2023, as compared to 13.6% for the prior year period.

Product segment gross profit margin was 43.6% for the first quarter compared to 40.1% for the prior year period.

Distribution segment gross profit margin was 24.2% for the first quarter compared to 24.6% for the prior year period.

Liquidity, Cash Flows and Capital Allocation

●	Cash and cash equivalents increased by $3.0 million from $45.3 million as of December 31, 2022 to $48.3 million as of March 31, 2023.
●	Total debt decreased by $3.5 million from $149.7 million as of December 31, 2022, to $146.2 million as of March 31, 2023.
●	Net debt (total debt net of cash and cash equivalents) decreased by $6.5 million from $104.4 million as of December 31, 2022 to $97.9 million as of March 31, 2023.
●	Capital expenditures totaled $1.0 million for the three months ended March 31, 2023 compared with $1.1 million for the three months ended March 31, 2022.

Dividend

On April 25, 2023, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.08 per share, or $0.32 per share on an annualized basis. Cadre's dividend payment will be made on May 19, 2023, to shareholders of record as of the close of business on the record date of May 5, 2023. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

2023 Outlook

For the full year 2023, Cadre expects to generate net sales in the range of $463 million to $493 million and Adjusted EBITDA in the range of $76 million to $82 million. We expect capital expenditures to be in the range of $8.5 million to $9.5 million.

Conference Call

Cadre management will host a conference call on Tuesday, May 9, 2023, at 5:00 PM EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (888)-510-2553 and the dial-in number for international callers is (646)-960-0473. The access code for all callers is 1410384. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through May 23, 2023. To access the replay, please dial (800)-770-2030 in the U.S. or +1-647-362-9199 if outside the U.S., and then enter the access code 1410384.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety and survivability products for first responders. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, and duty gear. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA and (iii) adjusted EBITDA margin. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward-looking statements in this press release, including, but not limited to, those risks and uncertainties more fully described from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

Media Contact:

Jonathan Keehner / Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

CADRE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$48,294	$45,286
Accounts receivable, net of allowance for doubtful accounts of $930 and $924, respectively	55,704	64,557
Inventories	76,343	70,273
Prepaid expenses	11,782	10,091
Other current assets	6,376	6,811
Total current assets	198,499	197,018
Property and equipment, net of accumulated depreciation and amortization of $44,840 and $42,694, respectively	45,095	45,285
Operating lease assets	7,691	8,489
Deferred tax assets, net	2,289	2,255
Intangible assets, net	48,761	50,695
Goodwill	81,292	81,576
Other assets	5,348	6,634
Total assets	$388,975	$391,952

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$27,313	$23,406
Accrued liabilities	32,899	38,720
Income tax payable	4,086	4,584
Liabilities held for sale	—	—
Current portion of long-term debt	11,119	12,211
Total current liabilities	75,417	78,921
Long-term debt	135,098	137,476
Long-term operating lease liabilities	4,204	4,965
Deferred tax liabilities	3,606	3,508
Other liabilities	1,200	1,192
Total liabilities	219,525	226,062

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of March 31, 2023 and December 31, 2022)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 37,586,031 and 37,332,271 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	4	4
Additional paid-in capital	206,451	206,540
Accumulated other comprehensive income	1,720	2,087
Accumulated deficit	(38,725)	(42,741)
Total shareholders’ equity	169,450	165,890
Total liabilities, mezzanine equity and shareholders' equity	$388,975	$391,952

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Net sales	$111,748	$104,406
Cost of goods sold	65,130	64,217
Gross profit	46,618	40,189
Operating expenses
Selling, general and administrative	35,250	53,950
Restructuring and transaction costs	—	599
Related party expense	148	122
Total operating expenses	35,398	54,671
Operating income (loss)	11,220	(14,482)
Other expense
Interest expense	(1,641)	(1,490)
Other expense, net	364	(205)
Total other expense, net	(1,277)	(1,695)
Income (loss) before provision for income taxes	9,943	(16,177)
(Provision) benefit for income taxes	(2,941)	6,012
Net income (loss)	$7,002	$(10,165)

Net income (loss) per share:
Basic	$0.19	$(0.30)
Diluted	$0.19	$(0.30)
Weighted average shares outstanding:
Basic	37,373,529	34,446,318
Diluted	37,629,498	34,446,318

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2023	2022
Cash Flows From Operating Activities:
Net income (loss)	$7,002	$(10,165)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,261	3,544
Amortization of original issue discount and debt issue costs	64	111
Deferred income taxes	183	(6,951)
Stock-based compensation	2,747	23,588
Gain on sale of fixed assets	(103)	—
Provision for losses on accounts receivable	40	45
Foreign exchange (gain) loss	(213)	253
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	9,075	(1,693)
Inventories	(5,830)	(2,956)
Prepaid expenses and other assets	(556)	3,158
Accounts payable and other liabilities	(3,948)	(18)
Net cash provided by operating activities	12,722	8,916
Cash Flows From Investing Activities:
Purchase of property and equipment	(781)	(950)
Proceeds from disposition of property and equipment	201	—
Business acquisitions, net of cash acquired	—	(19,787)
Net cash used in investing activities	(580)	(20,737)
Cash Flows From Financing Activities:
Principal payments on term loans	(2,500)	(2,506)
Principal payments on insurance premium financing	(1,092)	(1,474)
Payment of capital leases	—	(11)
Taxes paid in connection with employee stock transactions	(2,725)	(6,216)
Dividends distributed	(2,986)	(2,750)
Net cash used in financing activities	(9,303)	(12,957)
Effect of foreign exchange rates on cash and cash equivalents	169	798
Change in cash and cash equivalents	3,008	(23,980)
Cash and cash equivalents, beginning of period	45,286	33,857
Cash and cash equivalents, end of period	$48,294	$9,877
Supplemental Disclosure of Cash Flows Information:
Cash paid (received) for income taxes, net	$3,141	$(100)
Cash paid for interest	$2,359	$1,282
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$238	$119

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three months ended March 31, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$93,194	$24,660	$(6,106)	$111,748
Cost of goods sold	52,608	$18,697	$(6,175)	65,130
Gross profit	$40,586	$5,963	$69	$46,618

	Three months ended March 31, 2022
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$85,386	$24,096	$(5,076)	$104,406
Cost of goods sold	51,120	18,172	(5,075)	64,217
Gross profit	$34,266	$5,924	$(1)	$40,189

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Year ended	Three Months Ended		Last Twelve
	December 31,	March 31,		Months
	2022	2023	2022	March 31, 2023
Net income (loss)	$5,820	$7,002	$(10,165)	$22,987
Add back:
Depreciation and amortization	15,651	4,261	3,544	16,368
Interest expense	6,206	1,641	1,490	6,357
Provision (benefit) for income taxes	3,553	2,941	(6,012)	12,506
EBITDA	$31,230	$15,845	$(11,143)	$58,218
Add back:
Restructuring and transaction costs(1)	5,355	—	599	4,756
Other general income(2)	(159)	—	—	(159)
Other expense, net(3)	1,137	(364)	205	568
Stock-based compensation expense(4)	32,239	2,747	23,723	11,263
Stock-based compensation payroll tax expense(5)	305	220	298	227
LTIP bonus(6)	1,369	144	384	1,129
Amortization of inventory step-up(7)	4,255	—	153	4,102
Adjusted EBITDA	$75,731	$18,592	$14,219	$80,104
Adjusted EBITDA margin(8)	16.5%	16.6%	13.6%

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statement of operations, which primarily includes transaction costs composed of legal and consulting fees, and $1.0 million paid to Kanders & Company, Inc., a company controlled by our Chief Executive Officer, for services related to the acquisition of Cyalume, which is included in related party expense in the Company’s consolidated statements of operations for the year ended December 31, 2022.
(2)	Reflects the “Other general income” line item on our consolidated statement of operations and includes a gain from a long-lived asset sale.
(3)	Reflects the “Other expense, net” line item on our consolidated statement of operations and primarily includes gains and losses on foreign currency transactions.
(4)	Reflects compensation expense related to equity and liability classified stock-based compensation plans.
(5)	Reflects payroll taxes associated with vested stock-based compensation awards.
(6)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
(7)	Reflects amortization expense related to the step-up inventory adjustment recorded as a result of our recent acquisitions.
(8)	Reflects Adjusted EBITDA / Net Sales for the relevant periods.